Exhibit 99.1

OMEGA ALPHA SPAC

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose of the Committee

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Board of Directors (the “Board”) of Omega Alpha SPAC (the “Company”), in (i) fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, compliance with legal and regulatory requirements, the systems of internal control over financial reporting, and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the registered public accounting firm or firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the “Auditors”) and (ii) preparing disclosure required by Item 407(d)(3)(i) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Memorandum and Articles of Association of the Company, as supplemented, amended or amended and restated, and as in effect from time to time.

This Charter is intended as a tool within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company's Memorandum and Articles of Association, as supplemented, amended or amended and restated, and as in effect from time to time, it is not intended to establish by its own force any legally binding obligations.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Committee, the Auditors and the Company’s financial management.

Composition of the Committee

The Committee shall consist of at least three members of the Board, each of whom (i) must be able to read and understand fundamental financial statements, (ii) meets the independence requirements of the Securities and Exchange Commission (“SEC”) and applicable laws, regulations and listing requirements of the Nasdaq Stock Market (“Nasdaq”) as in effect from time to time and (iii) must not have participated in the preparation of financial statements of the Company or any current subsidiary at any time during the past three years. At least one member (i) must have accounting or related financial management expertise, as determined by the Board, and (ii) shall qualify as an “Audit Committee Financial Expert” as defined in Item 407(d)(5)(ii) of Regulation S-K and shall otherwise satisfy the applicable sophistication requirements of Nasdaq as in effect from time to time.

Members of the Committee may only receive director and committee member fees as compensation from the Company. The members of the Committee shall be appointed by the Board on the recommendation of the Nominating Committee. The Board shall designate one member of the Committee as its Chairperson, and in the absence of any such designation by the Board, the Committee shall designate by majority vote of the full Committee one member of the Committee as its Chairperson. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy or by written consent of the Board. No member of the Committee shall be removed except by majority vote of the Board. The Board may remove any member from the Committee at any time with or without cause. Resignation or removal of a director from the Board, for whatever reason, shall automatically constitute resignation or removal, as applicable, from the Compensation Committee.

Meetings and Procedures of the Committee

The Committee shall meet as often as it deems necessary or appropriate, but at least quarterly. A majority of the members of the Committee shall constitute a quorum for purposes of a meeting.

The Committee shall report to the Board on Committee findings, recommendations and other matters the Committee deems appropriate or the Board requests. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing, and the writing or writings are filled with the minutes of proceedings of the Committee.

Delegation of Authority

The Committee shall have authority to appoint, determine compensation for, and at the Company’s expense, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Exchange Act and the rules thereunder and otherwise to fulfill its responsibilities under this Charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. Each member of the Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, accountants (including the Auditors) or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special outside legal, accounting or other advisors or consultants. The approval of this Charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

Committee Responsibilities

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, and shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing other review or attest services for the Company. The Auditors and each such other registered public accounting firm shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address most effectively changing circumstances.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles (“GAAP”) or otherwise comply with applicable laws.

To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1.          Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, including the lead partner, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the engagement of the existing Auditors or to appoint and engage a different independent registered public accounting firm, which retention shall be subject only to ratification by the Company’s stockholders (if the Committee or the Board elects to submit such retention for ratification by the stockholders). At least annually, the Committee should obtain and review a report by the Auditors that describes (1) the firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board (United States) (the “PCAOB”) review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the firm and any steps taken to resolve any such issues, and (3) all relationships between the firm and the Company or any of its subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the Auditors. At least annually, the Committee should evaluate the qualifications, performance and independence of the Auditors, including an evaluation of the lead audit partner; and to assure the regular rotation of the lead audit partner.

2.          Communication Prior to Engagement. Prior to engagement of any prospective Auditors, to review a written disclosure by the prospective Auditors of all relationships between the prospective Auditors, or their affiliates, and the Company, or persons in financial oversight roles at the Company, that may reasonably be thought to bear on independence, and to discuss with the prospective Auditors the potential effects of such relationships on the independence of the prospective Auditors, consistent with Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (“Rule 3526”), of the PCAOB.

3.          Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting. The Committee should review and discuss with the Auditors (1) the Auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the Auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit.

4.          Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, at the Company’s expense, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

5.          Auditor Independence. At least annually, consistent with Rule 3526, to receive and review written disclosures from the Auditors delineating all relationships between the Auditors, or their affiliates, and the Company, or persons in financial oversight roles at the Company, that may reasonably be thought to bear on independence and a letter from the Auditors affirming their independence, to consider and discuss with the Auditors any potential effects of any such relationships on the independence of the Auditors as well as any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6.          Former Employees of Auditor. To consider and, if deemed appropriate, adopt clear policies regarding hiring of employees or former employees of the Auditors that participated in any capacity in any Company audit.

7.          Audited Financial Statement Review. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Registration Statements and Annual Report on Form 10-K to be filed with the SEC and to recommend whether or not such financial statements should be so included.

8.          Annual Audit Results. To review with management and the Auditors, the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of the Company’s accounting principles and practices, the Auditors’ views about qualitative aspects of the Company’s significant accounting practices, the reasonableness of significant judgments and estimates (including material changes in estimates), all known and likely misstatements identified during the audit (other than those the Auditors believe to be trivial), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under the standards of the PCAOB.

9.          Auditor Communications. At least annually, to discuss with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, vol. 12. AU section 380), as adopted by the PCAOB in Rule 3200T (including any successor rule adopted by the PCAOB).

10.        Quarterly Results. To review and discuss with management and the Auditors, as appropriate, the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the SEC of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards, including standards of the PCAOB, as appropriate.

11.        Earnings Releases. To review and discuss with management and the Auditors the Company’s earnings press releases, including the type of information to be included and its presentation and the use of any pro forma, adjusted or other non-GAAP financial information and any financial information and earnings guidance provided to analysts and ratings agencies, including the type of information to be disclosed and type of presentation to be made.

12.        Management’s Discussion and Analysis. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the SEC.

13.        Accounting Principles and Policies. To review with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management, the potential impact on the Company’s financial statements of off-balance sheet structures and any other significant reporting issues and judgments, significant regulatory, legal and accounting initiatives or developments that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

14.        Risk Assessment and Management. To review and discuss with management and, as appropriate, the Auditors the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures; and to review and discuss with management insurance programs, including director and officer insurance, product liability insurance and general liability insurance (but excluding compensation and benefits-related insurance).

15.        Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties encountered during the audit or any restrictions on the scope of their activities or access to required records, data and information and, whether or not resolved, significant disagreements with management and management’s response, if any.

16.        Management Letters. To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

17.        National Office Communications. To review and discuss with the Auditors, as appropriate, communications between the audit team and the Auditors’ national office with respect to accounting or auditing issues presented by the engagement.

18.        Disagreements Between Auditors and Management. To review with management and the Auditors, or any other registered public accounting firm engaged to perform review or attest services, any conflicts or disagreements between management and the Auditors, or such other accounting firm, whether or not resolved, regarding financial reporting, accounting practices or policies or other matters, that individually or in the aggregate could be significant to the Company’s financial statements or the Auditors’ report, and to resolve any conflicts or disagreements regarding financial reporting.

19.        Internal Control Over Financial Reporting and Disclosure Controls. To confer with management and the Auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting and disclosure controls and procedures, including significant deficiencies or material weaknesses identified by the Auditors. To review with the management and the Auditors any fraud, whether or not material, that includes management or other employees who have any significant role in the Company’s internal control over financial reporting or disclosure controls, and any significant changes in internal controls or disclosure controls or other factors that could significantly affect them, including any corrective actions in regard to significant deficiencies or material weaknesses.

20.        Separate Sessions. Periodically, to meet in separate sessions with the Auditors, as appropriate, and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

21.        Correspondence with Regulators. To consider and review with management, the Auditors, outside counsel, as appropriate, and any special counsel, separate accounting firm or other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

22.        Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and to establish such procedures as the Committee may deem appropriate for the receipt, retention and treatment of complaints received by the Company with respect to any other matters that may be directed to the Committee for review and assessment.

23.        Ethical Compliance; Compliance with Legal and Regulatory Requirements. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, as amended from time to time, and regarding legal matters and compliance with legal and regulatory requirements that may have a material effect on the Company’s business, financial statements or compliance policies, including any material reports or inquiries from regulatory or governmental agencies.

24.        Related-Person Transactions. To review and provide oversight of related-person transactions, as required by stock exchange rules and regulations.

25.        Engagement of Registered Public Accounting Firms. To determine and approve engagements of any registered public accounting firm (in addition to the Auditors), prior to commencement of such engagements, to perform any other review or attest service, including the compensation to be paid, at the Company’s expense, to such firm and the negotiation and execution, on behalf of the Company, of such firm’s engagement letter, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members, so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

26.        Investment Policy. To review, on a periodic basis, as appropriate, the Company’s investment policy and recommend to the Board any changes to the investment policy.

27.        Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

28.        Proxy Report. To prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

29.        Annual Charter Review. To review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

30.        Report to Board. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

31.        Internal Audit Function. Until the internal audit function of the Company is established, to assist with the Board’s oversight of the design and implementation of an internal audit function; meet periodically with Company personnel primarily responsible for designing and implementing the internal audit function; review with the Auditors the Company’s plans for implementing the internal audit function, including management’s plans for internal audit’s budget, staff and responsibilities; and report regularly to the Board regarding the design and implementation of internal audit. Once the internal audit function is established, the Committee will monitor that the Company maintains an effective internal audit function and oversee the internal auditors (or other personnel responsible for the internal audit function), who will report directly to the Committee.

32.        General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

Adopted: ___________, 2020